Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Agreement”) is entered into on March [●], 2023 (the “Effective Date”) by and between [●], a [●] (the “Holder”) and Renewable Innovations, Inc., a Utah corporation (the “Pledgor”). The Holder and Pledgor shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Pledgor is obligated to Holder under that certain 10% Senior Secured Convertible Promissory Note in the original principal amount of [●] Dollars ($[●]) (the “Note”) of even date herewith;

WHEREAS, Pledgor has entered into similar secured promissory notes with other parties, up to an aggregate of Two Million Dollars ($2,000,000) (the “Financing”) each of which is pari-passu with the Holder as it relates to the Collateral (as hereinafter defined);

WHEREAS, as security for the payment obligations of Pledgor under the Note, the Pledgor has agreed to execute and deliver to Holder this Agreement granting Holder a security interest in the Collateral (as hereinafter defined) as security for the repayment of the Note.

NOW THEREFORE, for good and valuable consideration, the receipt of sufficiency of which is hereby acknowledged by the Parties, the Parties hereto agree as follows:

AGREEMENT

1.	CREATION OF SECURITY INTEREST

The Pledgor hereby grants to Holder a security interest in and lien upon the property described in Section 2 of this Agreement (the “Collateral”) to secure performance and payment of all of Pledgor’s obligations under the Note. Holder’s security interest and lien upon the Collateral is pari-passu with all other holders of similar Secured Promissory Notes who are part of the Financing.

2.	COLLATERAL

As collateral for Pledgor’s obligations under the Note, the Pledgor hereby assigns and grants to Holder a first-priority lien and security interest in all right, title, interest, claims and demands of the Pledgor in and to the following property:

A.	All Accounts;
B.	All Chattel Paper;
C.	All Deposit Accounts and cash;
D.	All Documents;

E.	All Equipment;
F.	All General Intangibles;
G.	All Goods;
H.	All Instruments;
I.	All Intellectual Property;
J.	All Inventory;
K.	All Investment Property;
L.	All Equipment; and
M.	All Letter-of-Credit Rights.

(collectively, the “Collateral”).

To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Pledgor, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

3.	PLEDGOR’S REPRESENTATIONS AND WARRANTIES

Pledgor hereby represents and warrants to the Holder as follows:

(a) Clear Title To Units. The Pledgor represents that it is the sole owner of the Collateral, having good and marketable title thereto, free and clear of any and all liens, encumbrances, claims, or rights of others created by any acts or omissions of Pledgor, except for the security interest granted to Holder.

(b) Priority of Lien. This Agreement constitutes a valid and continuing lien on and security interest in the Collateral in favor of Holder, and is enforceable as such as against creditors of and purchasers from the Pledgor.

4.	EVENTS OF DEFAULT

The following events are Events of Default:

(a) Failure to Pay. The Pledgor does not pay when due any amount due under the Note or otherwise materially breaches the provisions thereof.

(b ) Limitations Regarding Collateral. The Pledgor sells, transfers, leases or otherwise disposes of the Collateral, other than in the ordinary course of business, or attempts, offers or contracts to do so, or the Pledgor creates, permits or suffers to exist any lien, security interest, encumbrance, claim or right in or to the Collateral other than those agreed to in advance by Holder (the “Other Encumbrances”). The Pledgor will, at his sole expense, defend the Collateral against and take such other action as is necessary to remove such Other Encumbrances and defend the right, title and interest of Holder in and to any of the Pledgor’s rights to the Collateral, including without limitation any proceeds and products thereof, against the claims and demands of all persons.

(c) Misrepresentation. Any representation or warranty made by the Pledgor herein or in the Note that proves to be untrue in any material respect, or any representation, statement, certificate or data furnished or made by the Pledgor hereunder or under the Note proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified.

5.	HOLDER’S RIGHTS

(a) Rights of Holder Upon Default. If there is an Event of Default the Holder may, at its option and at any time thereafter do the following: (1) declare the entire aggregate amount of the Note then outstanding and the interest and other fees and expenses accrued thereon to be immediately due and payable without notice and without presentment, demand, protest, notice of protest, or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Pledgor; (2) require the Pledgor to assemble the Collateral and make it available to Holder at a place designated by Holder; (3) notify any account of the Pledgor and any other person who shares Holder’s interest in the Collateral; (4) request confirmation of the status of any account of the Pledgor upon which account the Pledgor is obligated; (5) require the Pledgor to obtain Holder’s prior written consent to any sale, agreement to sell, or other disposition of the Collateral; or (6) remedy any default or waive any default without waiving the default remedies and without waiving any other prior or subsequent default.

(b) Rights Under Uniform Commercial Code. Without limiting any of Holder’ rights and remedies under this Agreement, Holder may enforce the security interests and other liens given hereunder, and under the Note and documents referred to herein or contemplated hereby, pursuant to the applicable Uniform Commercial Code and any other applicable law including all legal and equitable remedies available to lenders generally.

(c) Payments of Taxes and Insurance. If the Pledgor fails to pay any taxes, assessments, insurance premiums, or other amounts due to third parties as required by the Pledgor on the Collateral, Holder may, in its discretion, and without prior notice to the Pledgor, make any such payment. Any payments made by Holder under this paragraph shall not constitute (i) an agreement by Holder to make similar payments in the future, or (ii) a waiver by Holder of any Event of Default under this Agreement. Holder need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

(d) Rights and Remedies are Cumulative. All rights and remedies provided herein are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

6.	ADDITIONAL PROVISIONS

(a) Notices. All notices provided for in this Agreement shall be in accordance with the Note.

(b) No Waiver; Cumulative Remedies. Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Holder. A waiver by Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which Holder would otherwise have had on any future occasion. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c) Successors and Assigns. All covenants and agreements herein contained by or on behalf of the Pledgor shall bind its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. No Party may assign this Agreement or any instruments or documents executed in connection herewith or any of its respective rights hereunder without the prior written consent of the other Parties.

(d) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Utah. The parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Salt Lake County, Utah, United States of America. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Pledgor waives trial by jury. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each Party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or the Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Severability. In the event any one or more of the provisions contained in this Agreement, the Note, or in any other instrument or document referred to herein or executed in connection with or as security for the Note, shall, for any reason, be held to be invalid, illegal or unenforceable, such provision(s) shall not affect any other provision of this Agreement, the Note, or any other instrument or document referred to herein or executed in connection with or as security for the Note.

(f) Defined Terms. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the applicable Uniform Commercial Code are used with the meanings as therein defined.

(g) Entire Agreement. This Agreement, along with the Note, constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. This Agreement may not be modified or amended except by a written instrument duly executed by all of the Parties.

(h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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In Witness Whereof, the Parties have executed this Pledge and Security Agreement effective as of the date first written above.

“Pledgor”		“Holder”

Renewable Innovations, Inc.,
a Nevada corporation

By:	Robert L. Mount	[●]
Its:	President

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